AMENDMENT NUMBER 5 TO

INVESTMENT ADVISORY AGREEMENT

This Amendment Number 5 to Investment Advisory Agreement (the “Amendment”) amends that certain Investment Advisory Agreement dated July 29, 2016 (the “Advisory Agreement”) by and between Lattice Strategies Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”), and Lattice Strategies LLC, a Delaware limited liability company (the “Advisor”) and is effective as of November 6, 2019.

WHEREAS, the Trust and the Advisor entered into an amendment to that certain Investment Advisory Agreement effective January 1, 2017;

WHEREAS, the Trust and the Advisor entered into a subsequent amendment to that certain Investment Advisory Agreement effective April 24, 2017;

WHEREAS, the Trust and the Advisor entered into a subsequent amendment to that certain Investment Advisory Agreement effective February 15, 2018;

WHEREAS, the Trust and the Advisor entered into Amendment Number 4 to that certain Investment Advisory Agreement effective September 11, 2019;

WHEREAS, the Trust and the Advisor desire to further amend the terms of Schedule A to the Advisory Agreement to reduce the advisory fee from 0.39% to 0.34%, effective November 6, 2019, for Hartford Multifactor Global Small Cap ETF;

WHEREAS, the Trust and the Advisor desire to further amend Schedule A to the Advisory Agreement to reflect the name change from Hartford Multifactor Global Small Cap ETF to Hartford Multifactor Small Cap ETF, effective as of November 6, 2019;

WHEREAS, the Trust and the Advisor desire to further amend Schedule A to the Advisory Agreement to reflect the name change from Hartford Multifactor Low Volatility International Equity ETF to Hartford Multifactor Diversified International ETF, effective as of November 6, 2019; and

WHEREAS, the Board of Trustees approved such amendments at the meeting held on August 7, 2019.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule A is deleted in its entirety and replaced with the attached Amended and Restated Schedule A as set forth in the attachment to this Amendment.

2.	Capitalized terms not otherwise defined in this Advisory Agreement have the meanings assigned to them in the Advisory Agreement.

3.	All other provisions of the Advisory Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date set forth above.

LATTICE STRATEGIES TRUST	LATTICE STRATEGIES LLC

/s/Thomas R. Phillips	/s/ Gregory A. Frost

By: Thomas R. Phillips	By: Gregory A. Frost

Title: Secretary and Vice President	Title: Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

This Amended and Restated Schedule A to that certain Investment Advisory Agreement by and between Lattice Strategies Trust and Lattice Strategies LLC dated July 29, 2016, is effective as of November 6, 2019.

Name of Fund	Fee Rate

Hartford Multifactor Developed Markets (ex-US) ETF	0.29%

Hartford Multifactor Emerging Markets ETF	0.44%

Hartford Multifactor Global Small Cap ETF (renamed Hartford Multifactor Small Cap ETF effective on November 6, 2019)	0.39%[1]

Hartford Multifactor REIT ETF	0.45%

Hartford Multifactor Low Volatility International Equity ETF (renamed Hartford Multifactor Diversified International ETF effective on November 6, 2019) [2]	0.29%

Hartford Multifactor Low Volatility US Equity ETF	0.19%

Hartford Multifactor US Equity ETF	0.19%

1 Effective as of November 6, 2019, Hartford Multifactor Global Small Cap ETF will change its name to Hartford Multifactor Small Cap ETF, Hartford Multifactor Small Cap ETF fee rate will change from 0.39% to 0.34% and this Schedule A will reflect that change as of that date.

2 Effective as of November 6, 2019, Hartford Multifactor Low Volatility International Equity ETF will change its name to Hartford Multifactor Diversified International ETF and the Schedule A will reflect that change as of that date.